Exhibit 99.1

Footnotes to Form 3

(1)
This amount excludes an aggregate of 855,447 shares of Class A common stock that the Reporting Persons have irrevocably agreed to sell to the Issuer upon closing of the initial public offering (“IPO”), at a price per share equal to the IPO price of the Class A common stock minus underwriting discounts. This transaction was approved by the board of directors of the Issuer for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

(2)
Advent International Corporation (“Advent”) manages funds that collectively own 66,093,582 shares of Class A common stock of the Issuer, which are represented as follows: (i) 17,957,220 shares are held directly by Advent International GPE IX Limited Partnership (“GPE-IX LP”), (ii) 3,558,302 shares are held directly Advent International GPE IX-B Limited Partnership (“GPE IX-B LP”), (iii) 1,477,168 shares are held directly by Advent International GPE IX-C Limited Partnership (“GPE IX-C LP”), (iv) 1,549,835 shares are held directly by Advent International GPE IX-F Limited Partnership (“GPE IX-F LP”), (v) 5,099,704 shares are held directly by Advent International GPE IX-G Limited Partnership (“GPE IX-G LP”), (vi) 5,749,650 shares are held directly by Advent International GPE IX-H Limited Partnership (“GPE IX-H LP”), (vii) 3,256,725 shares are held directly by Advent International GPE IX-I Limited Partnership (“GPE IX-I LP”), (viii) 5,280,409 shares are held directly by Advent International GPE IX-A SCSP (“GPE IX-A SCSP”), (ix) 1,123,938 shares are held directly by Advent International GPE IX-D SCSP (“GPE IX-D SCSP”), (x) 2,284,139 shares are held directly by Advent International GPE IX-E SCSP (“GPE IX-E SCSP”), (xi) 103,183 shares are held directly by Advent International GPE IX Strategic Investors SCSP (“GPE IX Strategic Investors SCSP”), (xii) 58,929 shares are held directly by Advent Partners GPE IX Limited Partnership (“AP GPE IX LP”), (xiii) 136,271 shares are held directly by Advent Partners GPE IX-A Limited Partnership (“AP GPE IX-A LP”), (xiv) 340,039 shares are held directly by Advent Partners GPE IX Cayman Limited Partnership (“AP GPE IX Cayman LP”), (xv) 57,319 shares are held directly by Advent Partners GPE IX-A Cayman Limited Partnership (“AP GPE IX-A Cayman LP”), (xvi) 951,590 shares are held directly by Advent Partners GPE IX-B Cayman Limited Partnership (“AP GPE IX-B Cayman LP”),  (xvii) 4,044,378 shares are held directly by Advent Global Technology Limited Partnership (“Global Technology LP”), (xviii) 3,147,454 shares are held directly by Advent Global Technology-B Limited Partnership (“Global Technology-B LP”), (xix) 1,704,132 shares are held directly by Advent Global Technology-C Limited Partnership (“Global Technology-C LP”), (xx) 2,040,196 shares are held directly by Advent Global Technology-D Limited Partnership (“Global Technology-D LP”), (xxi) 1,996,436 shares are held directly by Advent Global Technology-A SCSP (“Global Technology-A SCSP”), (xxii) 6,345 shares are held directly by Advent Partners AGT Limited Partnership (“AGT LP”), (xxiii) 28,990 shares are held directly by Advent Partners AGT-A Limited Partnership (“AGT-A LP”), (xxiv) 363,158 shares are held directly by Advent Partners AGT Cayman Limited Partnership (“AGT Cayman LP”), (xxv) 32,347 shares are held directly by Advent Global Technology Strategic Investors Limited Partnership (“AGT Strategic Investors LP”) and (xxvi) 3,745,725 shares are held directly by Sunley House Capital Master Limited Partnership (“Sunley House Master Fund”).

(3)
GPE IX GP Limited Partnership is the general partner of GPE-IX LP, GPE IX-B LP, GPE IX-C LP, GPE IX-F LP, GPE IX-G LP, GPE IX-H LP and GPE IX-I LP. GPE IX GP S.à r.l. is the general partner of GPE IX-A SCSP, GPE IX-D SCSP, GPE IX-E SCSP and GPE IX Strategic Investors SCSP. AP GPE IX GP Limited Partnership is the general partner of AP GPE IX LP, AP GPE IX-A LP, AP GPE IX Cayman LP, AP GPE IX-A Cayman LP and AP GPE IX-B Cayman LP. Advent Global Technology GP Limited Partnership is the general partner of Global Technology LP, Global Technology-B LP, Global Technology-C LP and Global Technology-D LP. Advent Global Technology GP S.à r.l. is the general partner of Technology-A SCSP. AP AGT GP Limited Partnership is the general partner of AGT LP, AGT-A LP, AGT Cayman LP and AGT Strategic Investors LP. Advent International GPE IX, LLC is the general partner of GPE IX GP Limited Partnership, AP GPE IX GP Limited Partnership and GPE IX GP S.à r.l. Advent Global Technology LLC is the general partner of Advent Global Technology GP Limited Partnership, Advent Global Technology GP S.à r.l. and AP AGT GP Limited Partnership. Sunley House Capital GP LP (“Sunley House GP LP”), as general partner of Sunley House Master Fund, Sunley House Capital GP LLC (“Sunley House GP LLC”), as general partner of Sunley House GP LP, and Sunley House Capital Management LLC (“Sunley House Manager”), as investment manager to Sunley House Master Fund, may be deemed to beneficially own the shares held directly by Sunley House Master Fund. Advent is the manager of Advent International GPE IX, LLC and Advent Global Technology LLC and is the sole member of both Sunley House GP LLC and Sunley House Manager. Investors in the Sunley House Master Fund invest in one or more of the following feeder funds: Sunley House Capital Fund LP, Sunley House Capital Limited Partnership, Sunley House Capital Fund Ltd. and Sunley House Capital Ltd. (collectively, the “Sunley House Feeder Funds”), which are the limited partners of the Sunley House Master Fund. The Sunley House Feeder Funds have ownership interests in the Sunley House Master Fund, but none of the Sunley House Feeder Funds owns shares directly and none has voting or dispositive power over the shares held directly by the Sunley House Master Fund.

(4)
Each Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.